Exhibit 21.1
Opportunity Zone Fund, L.P. Subsidiaries

NAME	PLACE OF INCORPORATION
2922 S. Crenshaw Blvd (LA) Owner, LLC	Delaware
OZ-Aquamarine Westside Pledgor, LLC (indirectly)	Delaware
OZ-Aquamarine Westside Investor, LLC (indirectly)	Delaware
Aquamarine Lessor Parent, LLC (indirectly)	Delaware
Aquamarine Westside, LLC (indirectly)	Delaware
Westlands Transmission, LLC (indirectly)	Delaware
Westlands Transmission Project Owner, LLC (indirectly)	Delaware
Chestnut Westside, LLC	Delaware
Castanea Project, LLC (indirectly)	Delaware
3000 S. Crenshaw Blvd (LA) OZ Owner, LLC	Delaware
4501 W. Adams (LA) OZ Owner, LLC	Delaware
6800 Georgia Ave. NW (DC) Holdings, LLC	Delaware
6800 Georgia Ave. NW (DC) Owner, LLC (indirectly)	Delaware
CIM Epic Phase 2 QOZB GP 1, LLC	Delaware
Epic Phase 2 QOZB, LP (indirectly)	Texas
5252 W. Adams (LA) OZ Owner, LLC	Delaware
5211 W. Adams (LA) OZ Owner, LLC	Delaware
5223 W. Adams (LA) OZ, LLC (indirectly)	Delaware
5223 W. Adams (LA) OZ Holdings, LLC	Delaware
5201 W. Adams (LA) OZ, LLC	Delaware
6007 Sunset (LA) OZ, LLC	Delaware
70 Centennial Olympic Park Dr. NW (OZ) Owner, LLC (fka 95 Centennial (OZ) Owner, LLC)	Delaware
70 Centennial Olympic Park Dr. NW (OZ) Management, LLC (fka 95 Centennial (OZ) Management, LLC) (indirectly)	Delaware
70 Centennial Olympic Park Dr. NW (OZ) Employer, LLC (fka 95 Centennial (OZ) Employer, LLC) (indirectly)	Delaware
250 MLK Jr (OZ) Owner, LLC	Delaware
Westlands Solar Blue (OZ) Parent, LLC (indirectly)	Delaware
Westlands Solar Blue (OZ) Owner, LLC (indirectly)	Delaware
2535 Alsace Ave (LA) OZ Owner Holdings, LLC	Delaware
2535 Alsace Ave (LA) OZ Owner, LLC (indirectly)	Delaware
2533 Mansfield (LA) OZ Owner Holdings, LLC	Delaware
2533 Mansfield (LA) OZ Owner, LLC (indirectly)	Delaware

2533 Mansfield AGP, LLC (indirectly)	Delaware
2533 Mansfield Owner, L.P. (indirectly)	Delaware
6611-6637 Hollywood (LA) OZ Owner Holdings, LLC	Delaware
6611-6637 Hollywood (LA) OZ Owner, LLC (indirectly)	Delaware
3045 Crenshaw Blvd (LA) OZ Owner, LLC (indirectly)	Delaware
3045 Crenshaw Blvd (LA) OZ Owner Holdings, LLC	Delaware
5075 W. Adams (OZ) Owner, LLC	Delaware
2603 Hauser (OZ) Owner, LLC	Delaware
COZ 1, LLC	Delaware
Aquamarine Lessee, LLC (indirectly)	Delaware
Aquamarine OZ SPV, LLC	Delaware
Westlands Electric Power Company, LLC	Delaware
Westlands Electric Power Company Investor, LLC (indirectly)	Delaware
Westlands Electric Power Company Holdings, LLC (indirectly)	Delaware
Westlands Project Holdings, LLC (indirectly)	Delaware
Westlands Grape, LLC (indirectly)	Delaware
Westside Assets, LLC (indirectly)	California
Westlands Cluster 9 Gen-tie Owner, LLC (indirectly)	Delaware
Westlands Cluster 8 Holdings, LLC (indirectly)	Delaware
Aquamarine Managing Member, LLC (indirectly)	Delaware
Westlands Electric Power Company Procurement, LLC (indirectly)	Delaware
Glen Cove Villas (OZ) Holdings, LLC	Delaware
Glen Cove Villas (OZ) Venture, LLC (indirectly)	Delaware
145 Glen Cove (OZ) Owner, LLC (indirectly)	Delaware